Exhibit 99.1

Conference Call Thursday March 1, 2018, at 8:00 a.m. ET, Dial-In (833) 236-5763 (ID# 6377287)

XO Group Reports Fourth Quarter and Full Year 2017 Financial Results

- Revenue increased 3% in the fourth quarter and 6% for the full year, year-over-year

- Fourth quarter GAAP net income per diluted share was $0.02

- Fourth quarter non-GAAP net income per share was $0.14

NEW YORK, 3/1/2018- XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), today reported financial results for the three months and full year ended December 31, 2017.

Total revenue for the fourth quarter of 2017 was $42.3 million, up 3% compared to the same period in the prior year. GAAP net income for the quarter was $0.4 million or $0.02 per diluted share compared to $0.13 in the prior year quarter. The Company’s Q4 2017 earnings include tax expense of approximately $3.0 million, related to the impact of the U.S. Tax Cuts and Jobs Act of 2017. Excluding this expense, non-GAAP net income for the quarter was $3.5 million or $0.14 per diluted share compared to $0.13 in the prior year quarter. The Company's balance sheet at December 31, 2017 reflects cash and cash equivalents of $106.1 million compared to $105.7 million at December 31, 2016.

"We continue to develop innovative products that help our couples navigate and enjoy life’s biggest moments while delivering distinct value to our business partners. In 2017, we delivered strong revenue growth in our transactions and local online businesses alongside record vendor count and retention rates for our local marketplace," said Mike Steib, Chief Executive Officer.

Long-Term Financial Targets

The Company is reiterating its long-term financial targets of double digit revenue growth rates, gross margins of approximately 90-95%, and adjusted EBITDA margins of 20%.

XO GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except for per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net revenue:
Local online advertising	$20,802	$18,368	$78,358	$70,239
National online advertising	9,913	11,789	37,429	38,945
Total online advertising	30,715	30,157	115,787	109,184
Transactions	6,004	5,079	27,106	22,819
Publishing and other	5,614	5,772	17,663	20,113
Total net revenue	42,333	41,008	160,556	152,116
Cost of revenue:
Online advertising	1,507	1,563	4,564	3,665
Publishing and other	2,008	1,921	5,960	6,089
Total cost of revenue	3,515	3,484	10,524	9,754
Gross profit	38,818	37,524	150,032	142,362
Operating expenses:
Product and content development	11,044	11,094	45,180	43,874
Sales and marketing	13,361	13,945	53,093	49,738
General and administrative	7,056	5,836	30,797	24,494
Depreciation and amortization	1,538	1,563	6,772	6,390
Total operating expenses	32,999	32,438	135,842	124,496
Income from operations	5,819	5,086	14,190	17,866
Loss in equity interests	(39)	(118)	(1,243)	(328)
Interest and other income, net	253	117	612	146
Income before income taxes	6,033	5,085	13,559	17,684
Income tax expense	5,593	1,663	8,025	5,564
Net income	$440	$3,422	$5,534	$12,120
Net income per share:
Basic	$0.02	$0.14	$0.22	$0.48
Diluted	$0.02	$0.13	$0.22	$0.47
Weighted average number of shares used in calculating net earnings per share:
Basic	24,986	25,316	25,018	25,314
Diluted	25,306	25,698	25,322	25,640

XO GROUP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for per share data)

(unaudited)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$106,092	$105,703
Accounts receivable, net of allowance of $2,354 and $1,386 at December 31, 2017 and December 31, 2016, respectively	16,399	20,182
Prepaid expenses and other current assets	5,102	5,247
Total current assets	127,593	131,132
Long-term restricted cash	1,181	1,181
Property and equipment, net	11,829	12,130
Intangible assets, net	4,019	4,154
Goodwill	51,438	48,678
Deferred tax assets, net	6,500	9,918
Investments	1,442	2,685
Other assets	118	308
Total assets	$204,120	$210,186
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued compensation and employee benefits	$6,100	$6,164
Accounts payable and accrued expenses	5,661	7,515
Deferred revenue	14,113	16,752
Total current liabilities	25,874	30,431
Deferred rent	3,365	3,720
Other liabilities	1,792	1,485
Total liabilities	31,031	35,636
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized and 0 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 25,696,796 and 26,304,925 shares issued and outstanding at December 31, 2017 and 2016, respectively	258	264
Additional paid-in-capital	180,695	178,959
Accumulated deficit	(7,864)	(4,673)
Total stockholders’ equity	173,089	174,550
Total liabilities and stockholders’ equity	$204,120	$210,186

XO GROUP INC.

NON-GAAP TABLE

For the Years Ended December 31, 2017 and 2016

(amounts in thousands, except for per share data)

(unaudited)

	Years Ended December 31,
	2017				2016
	GAAP Actual	Adjustments		Non GAAP Results	GAAP Actual	Adjustments	Non GAAP Results
Adjusted Net Income and EPS Reconciliation
Revenue	$160,556	$—		$160,556	$152,116	—	$152,116
Cost of revenues	10,524	—		10,524	9,754	—	9,754
Operating expenses
Product and content development	45,180	—		45,180	43,874	—	43,874
Sales and marketing	53,093	—		53,093	49,738	—	49,738
General and administrative	30,797	(200)	a	30,597	24,494	—	24,494
Depreciation and amortization	6,772	—		6,772	6,390	—	6,390
Total operating expenses	135,842	(200)		135,642	124,496	—	124,496

Income from operations	14,190	200		14,390	17,866	—	17,866

Interest and other income, net	612	—		612	146	—	146
(Loss)/gain in equity interest	(1,243)	1,032	a	(211)	(328)	—	(328)
Income tax expense/(benefit)	8,025	(3,030)	b	4,995	5,564	5,564
Net income	$5,534	$4,262		$9,796	$12,120	$—	$12,120
Amounts per share - diluted	0.22	0.17		0.39	0.47	—	0.47
Weighted average number of shares outstanding - diluted	25,322			25,322	25,640		25,640

Adjusted EBITDA Reconciliation

Operating income	$14,190	$200		$14,390	$17,866	$—	$17,866
Depreciation and amortization	6,772	—		6,772	6,390	—	6,390
Stock-based compensation expense	7,843	—		7,843	8,359	—	8,359
Adjusted EBITDA	$28,805	$200		$29,005	$32,615	$—	$32,615

a.	Adjusted loss in equity interests excludes the other-than-temporary impairment that reduced the carrying value of our equity investment in

Jetaport, Inc. to zero. In addition, general and administrative operating expenses excludes bad debt expense associated with a loan previously made to Jetaport, Inc.

b.	In 2017, income tax expense includes approximately $3.0 million related primarily to the revaluation of certain deferred tax assets in conjunction with the U.S. Tax Cuts and Jobs act of 2017.

XO GROUP INC.

NON-GAAP TABLE

For the Quarters Ended December 31, 2017 and 2016

(amounts in thousands, except for per share data)

(unaudited)

	Quarters Ended December 31,
	2017				2016
	GAAP Actual	Adjustments		Non GAAP Results	GAAP Actual	Adjustments	Non GAAP Results
Adjusted Net Income and EPS Reconciliation
Revenue	$42,333	$—		$42,333	$41,008	—	$41,008
Cost of revenues	3,515	—		3,515	3,484	—	3,484
Operating expenses
Product and content development	11,044	—		11,044	11,094	—	11,094
Sales and marketing	13,361	—		13,361	13,945	—	13,945
General and administrative	7,056	—		7,056	5,836	—	5,836
Depreciation and amortization	1,538	—		1,538	1,563	—	1,563
Total operating expenses	32,999	—		32,999	32,438	—	32,438

Income from operations	5,819	—		5,819	5,086	—	5,086

Interest and other income, net	253	—		253	117	—	117
Loss in equity interest	(39)	—		(39)	(118)	—	(118)
Income tax expense/(benefit)	5,593	(3,030)	a	2,563	1,663	—	1,663
Net income	$440	$3,030		$3,470	$3,422	—	$3,422
Amounts per share - diluted	0.02	0.12		0.14	0.13	—	0.13
Weighted average number of shares outstanding - diluted	25,306			25,306	25,698		25,698

Adjusted EBITDA Reconciliation

Operating income	$5,819	$—		$5,819	$5,086	$—	$5,086
Depreciation and amortization	1,538	—		1,538	1,563	—	1,563
Stock-based compensation expense	1,806	—		1,806	2,558	—	2,558
Adjusted EBITDA	$9,163	$—		$9,163	$9,207	$—	$9,207

a.	In 2017, income tax expense includes approximately $3.0 million related primarily to the revaluation of certain deferred tax assets in conjunction with the U.S. Tax Cuts and Jobs act of 2017.

XO GROUP INC.

SUPPLEMENTAL DATA TABLES (UNAUDITED)

(amounts in thousands, except for metrics)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$7,242	$7,302	$24,483	$27,390
Less: capital expenditures	(2,006)	(1,250)	(5,569)	(4,297)
Free cash flow	$5,236	$6,052	$18,914	$23,093

Stock-based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three and twelve months ended December 31, 2017 and 2016, as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Product and content development	$689	$654	$2,509	$2,324
Sales and marketing	241	831	1,528	2,057
General and administrative	876	1,073	3,806	3,978
Total stock-based compensation	$1,806	$2,558	$7,843	$8,359

TheKnot.com Local Online Advertising Metrics
	Q4 2017	Q4 2016
Vendor Count at quarter end	27,252	22,058
TTM Vendor Count(a)	24,748	22,447
Retention Rate(a)	80.2%	63.4%
Avg. Revenue/Vendor(a)	$2,995	$2,955

(a)	Calculated on an averaged trailing twelve-month basis.

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 8:00 a.m. ET on Thursday, March 1, 2018, to discuss its fourth quarter and full year 2017 financial results. Participants should dial (833) 236-5763 and use Conference ID# 6377287 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and enjoy life's biggest moments together. Our family of multi-platform brands guide people through transformative lifestages, from getting married with The Knot, to having a baby with The Bump, and helping bring important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, and (xii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP” or “U.S. GAAP”), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents GAAP income from operations adjusted for items that impact comparability, which may include: (1) depreciation and amortization, (2) stock-based compensation expense, (3) asset impairment charges, and (4) other items affecting comparability during the period.

•	Adjusted net income represents GAAP net income, adjusted for items that impact comparability, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) impact of U.S. tax reform and non-recurring foreign taxes, interest and penalties, (4) costs related to exit activities, and (5) other items affecting comparability during the period.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Adjusted EBITDA margin represents adjusted EBITDA (as defined above), divided by total GAAP revenue.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

•	National online advertising programs include display advertisements. Revenue from display advertisements is largely generated by sold impressions (the number of views or displays of a customer’s advertisement, banner, link or other form of content on our online properties for which we earn revenue). Display advertising revenue per one thousand sold impressions derives our effective CPM (“eCPM”).

•	Through our transactions business, we earn fixed fees, a percentage of sales, per-unit activity fees, or some combination thereof with respect to these transactions, which we refer to collectively as our “take rate.”

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, and Free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income (loss), net income (loss) per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(212) 219-8555 x1004

IR@xogrp.com